UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2010
Exide Technologies
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11263 (Commission File Number)	23-055273 (IRS Employer Identification No.)
13000 Deerfield Parkway, Building 200,
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (678) 566-9000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On August 5, 2010, Exide Technologies (the “Company”) issued a press release announcing plans to offer up to $675 million aggregate principal amount of senior secured notes (the “Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933. In connection with proposed offering, the Company first disclosed certain information regarding the Company on August 9, 2010. Pursuant to the requirements of Regulation FD, such information is contained in Exhibit 99.1 to this current report on Form 8-K, which is hereby incorporated by reference in its entirety.
The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
Forward-Looking Statements
Except for historical information, this Current Report on Form 8-K may be deemed to contain “forward-looking” statements. The Company is including this cautionary statement for the express purpose of availing itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by (1) the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “could,” “should,” “intends,” “plans,” “anticipates,” “potential,” “continues,” or “future,” or the negative thereof, or other variations thereon or comparable terminology, or (2) other statements regarding matters that are not historical facts, including without limitation, expectations related to technological developments and consumer demand, plans for product development, forecasts of future costs and expenditures, possible outcomes of legal proceedings, completion of anticipated asset sales, and the adequacy of reserves for loss contingencies. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this Current Report on Form 8-K. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ii) the Company’s ability to implement and fund business strategies based on current liquidity, (iii) the Company’s ability to realize anticipated efficiencies and avoid additional unanticipated costs related to its restructuring activities, (iv) the cyclical nature of the industries in which the Company operates and the impact of current adverse economic conditions on those industries, (v) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (vi) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (vii) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (viii) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (ix) the negative results of tax audits in the U.S. and Europe which could require the payment of significant cash taxes, (x) competitiveness of the battery markets in the Americas and Europe, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xiii) general economic conditions, (xiv) the Company’s ability to successfully pass along increased material costs to its customers, and (xv) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states, and (xvi) those risk factors described in the Company’s fiscal 2010 Form 10-K filed on June 2, 2010. Such factors and statements have, in some instances, affected and in the future could affect the ability of the Company to achieve its desired results and may cause actual results to differ materially from those expressed herein. The Company undertakes no obligation to update any forward-looking statements in this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

99.1	Supplemental information regarding Exide Technologies.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies
By:	/s/ Phillip A. Damaska
	Name:	Phillip A. Damaska
	Title:	Executive Vice President & Chief Financial Officer

Date: August 9, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Supplemental information regarding Exide Technologies.

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